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                                                                   EXHIBIT 10.97

        THIS INDENTURE OF LEASE, entered into this 8th day of July, 1997, between Harriet Maizels, Daniel Gold, Lesley Gold, Mildred Gold hereinafter called the lessor, and Optimumcare Corporation, hereinafter called the lessee,

        WITNESSETH: In consideration of the covenants herein, the lessor hereby leases unto the lessee those certain premises, as is, situated in the City of Portland, County of Multnomah and State of Oregon, hereinafter called the premises, described as follows:

        That certain east-side office building area of approximately 5,153 square feet and including one-half of the parking lot (to be shared with a subsequent tenant) whose address is 2040 S.E. Powell Blvd., Portland, Oregon. (See Exhibit A)

        Combined legal description of building and parking lot: Tax Lot 1, Lots 1 & 2, Block 4 of Smith's Sub & Addition to East Portland; Tax Lot 3 of Lots 1 & 2, Block 4 of Smith's Sub & Addition to East Portland. (See Exhibit A)

        To Have and to Hold the premises commencing with the 15th day of August, 1997, and ending at midnight on the 14th day of August, 2002 for a rental of $240,645.00 for the whole term, which lessee agrees to pay, at 621 S.W. Morrison Street, Suite 1450, City of Portland, State of Oregon, at the following times and int he following amounts, to-wit:

        $8,095.00 receipt of which is hereby acknowledged of which $3,865.00 is recognized as first month's rental, and $4,230.00 is recognized as last month's rental.

        The rental for months 1-36 shall be $3,864.00/mo. The rental for months 37-60 shall be $4,230.00/mo.

        In addition to the monthly rental Lessee shall pay one-half of the real estate taxes when due-assessed against the building and parking lot.

        All rents are due in advance, payable on the first day of the month. Rents not paid b y the 10th shall be considered delinquent, and subject to a late charge of $25.00 for each additional month the rent remains unpaid.

LESSEE'S ACCEPTANCE OF LEASE

        (1) The lessee accepts this letting and agrees to pay to the order of the lessor the monthly rentals above stated for the full term of this lease, in advance, at the times and int he manner aforesaid.

        (2) The lessee shall use the premises during the term of this lease for the conduct of the following business: conducting the operations and programs normally associated with the counseling center and for no other purpose whatsoever without lessor's written consent.



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        (2b) The lessee will not make any unlawful, improper or offensive use of the premises; the lessee will not suffer any strip or waste thereof; the lessee will not permit any objectionable noise or odor to escape or to be emitted from the premises or do anything or permit anything to be done upon or about the premises in any way tending to create a nuisance, the lessee will not sell or permit to be sold any product, substance or service upon or about the premises, excepting such a lessee may be licensed by law to sell and as may be herein expressly permitted.

        (2c) The lessee will not allow the premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; the lessee will not install any power machinery on the premises except under the supervision and with written consent of the lessor; the lessee will not store gasoline or other highly combustible materials on the premises at any time; the lessee will not use the premises in such a way or for such a purpose that the fire insurance rate on the improvements on the premises is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which the premises are situated, or which would allow the lessor to obtain reduced premium rates of long term fire insurance policies.

        (2d) The lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of the premises. These include, without limitation, all laws, regulations and ordinance pertaining to air and water quality, Hazardous Materials as herein defined, waste disposal, air emissions, and other environmental matters. As used herein, Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state or federal law.

        (2e) The lessee shall regularly occupy and use the premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

        (2f) Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises by lessee, its agents, employees, contractors, or invitees without the prior written consent of lessor, which consent will not be unreasonably withheld so long as lessee demonstrates to lessor's reasonable satisfaction that such Hazardous Material is necessary or useful to lessee's business and will be used, kept, and stored in a manner that will comply at all times with all laws regulating any such Hazardous Material so brought upon or used or kept on or about the premises.

UTILITIES

        (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the premises during the term of this lease.

REPAIRS AND IMPROVEMENTS


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        (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep the premises, including all interior and exterior walls and doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in god order and repair during the entire term of this lease, at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the premises with glass of as good or better quality as that now in use; it is further agreed that the lessee will make no alterations, additions or improvements to or upon the premises without the written consent of the lessor first being obtained.

        (4b) The lessor agrees to make all necessary structural repairs to the building, including exterior walls, foundation, roof, gutters and downspouts, and the abutting sidewalks. The lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which the premises are a part, or to add thereto, and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the premises and lessor and lessor's representatives, contractors and workers for that purpose may enter in or about the premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S RIGHT OF ENTRY

        (5) It shall be lawful for the lessor, the lessor's agents and representatives, at any reasonable time to enter into or upon the premises for the purpose of examining into the condition thereof, or for any other lawful purpose.

RIGHT OF ASSIGNMENT

        (6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the premises without the written consent of the lessor being first obtained in writing; this lease is personal to lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings had in regard to the lessee, or in any other manner, except as above mentioned.

LIENS

        (7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the improvements in which the premises are situated, or any part thereof, and the land on which they stand.

ICE, SNOW, DEBRIS


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        (8) If the premises are located at street level, then at all times lessee shall keep the sidewalks in front of the premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, the lessee will not permit rubbish, debris, ice or snow to accumulate on the roof of the building so as to stop up or obstruct gutters or downspouts or cause damage to the roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person caused by lessee's failure in that regard.

OVERLOADING OF FLOORS

        (9) The lessee will not overload the floors of the premises in such a way as to cause any undue or serious stress or strain upon the building in which the premises are located, or any part thereof, and the lessor shall have the right at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not the floors of the premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof, and the decision of the engineer or architect shall be final and binding upon the lessee; and in the event that it is the opinion of the engineer or architect that the stress or strain is such as to endanger or injure the building, or any part thereof, then and in that event the lessee agrees immediately to relieve the stress or strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to the lessor.

ADVERTISING SIGNS

        (10) The lessee will not use the outside walls of the premises, or allow signs or devises of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of the premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY INSURANCE

        (11) At all times during the term thereof, the lessee will, at the lessee's own expense, keep in effect and deliver to the lessor liability insurance policies in form, and with an insurer, satisfactory to the lessor. Such policies shall insure both the lessor and the lessee against all liability for damage to persons or property in, upon, or about the premises. The amount of such insurance shall be not less than $1,000,000.00 for injury to one person, not less than $1,000,000 for injuries to all persons arising out of any single incident, and not less than $100,000.00 for damage to property, or a combined single limit of not less than $1,000,000.00. It shall be the responsibility of lessor to purchase casualty insurance with extended coverage so as to insure any structure on the premises against damage caused by fire or the effects of fire (smoke, heat, means of extinguishment, etc.) or any other means of loss. It shall be the responsibility of the lessee to insure all of the lessee's belongings upon the premises, of whatsoever nature, against


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the same. With respect to these policies, lessee shall cause the lessor to be named as an additional insured party. Lessee agrees to and shall indemnify and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, lessee's officers, agents, invitees and/or employees, as well as those arising from lessee's failure to comply with any covenant of this lease on lessee's part to be performed, and shall at lessee's own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgement which may be awarded against lessor in any such suit or action.

FIXTURES

        (12) All partitions, plumbing, electrical wiring, additions to or improvements upon the premises, whether installed by the lessor or lessee, shall be and become a part of the building in which the premises are located as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT AND AIR

        (13) This lease does not grant any rights of access to light and air over the premises or any adjacent property.

DAMAGE BY CASUALTY, FIRE AND DUTY TO REPAIR

        (14) In the event of the destruction of the improvement in which the premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of fire or casualty, provided however, that in the event of damage to the improvements by fire or other casualty to the extent of 50 percent or more of the sound value thereof, the lessor may or may not elect to repair the same; written notice of lessor's elections shall be given lessee within fifteen days after the occurrence of the damage; if notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair, then and in that event this lease shall terminate with the date of the damage; but if the improvements in which the premises are located be but partially destroyed and the damage so occasioned shall not amount to the extend indicated above, or if greater than said extent and lessor elects to repair as aforesaid, then the lessor shall repair the same with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part thereof in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part thereof which the lessor may require for he purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of the premises by the lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by lessee, then there shall be no abatement of rent and the lessor shall repair the damage with all convenient speed.



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WAIVER OF SUBROGATION RIGHTS

        (15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the premises, or the building or improvement of which the premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby ar waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor or nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT DOMAIN

        (16) In case of the condemnation or purchase of all or any substantial part of the premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken by either party hereto on written notice to the other an din that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE AND FOR RENT SIGNS

        (17) During the period of 60 days prior to the date above fixed for the termination of this lease, the lessor herein may post on the premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease".

DELIVERING UP PREMISES ON TERMINATION

        (18) At the expiration of the lease term or upon any sooner termination thereof, the lessee will quit an deliver up the premise and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements along excepted, as the same are now in or hereinafter may be put in by the lessor.

ADDITIONAL COVENANTS OR EXCEPTIONS

        (19) Providing Lessee has complied with all terms and conditions of this lease, Lessee shall be granted an option to renew this lease for an additional five (5) years, on terms agreed upon between the parties, or set by standard arbitration procedures in accordance with Oregon statutes. A new lease must be executed by both parties at lease six (6) months prior to the end of the present leasehold period, if the option is exercised.

        (20) See addendum for additional terms and conditions.

ATTACHMENT BANKRUPT DEFAULT

PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on lessee's part to be done kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of the premises, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at lessor's option immediately or at any time thereafter, without demand or notice enter into and upon the premises and every part thereof and repossess the same, and expel lessee and those claiming by, through and under lessee and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

        Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

        In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

        Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell the property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.



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HOLDING OVER

        In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy at sufferance which may be terminated at will at any time by the lessor.

ATTORNEY FEES AND COURT COSTS

        In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party's reasonable attorneys fee incurred throughout such proceeding, including a trail, on appeal, and for post-attorney's fees that shall arise form enforcing any provision or covenants of this lease even though no suit or action is instituted.

        Should the lessee be or become the debtor in any bankruptcy proceeding, voluntarily, involuntarily or otherwise, either during the period this lease is in effect or while there exists any outstanding obligation of the lessee created by this lease in favor of the lessor, the lessee agrees to pay the lessor's reasonable attorney fees and costs which the lessor may incur as the result of lessor's participation in such bankruptcy proceedings. It is understood and agrees by both parties that applicable federal bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the proceeding sentence.

WAIVER

        Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES

        Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope and sent first class mail, with postage fully prepaid, and if intended for the lessor herein, then if addressed to the lessor at 621 S.W. Morrison, Suite 1450, Portland, Oregon 97205, Attn: Richard Maizels and if intended for the lessee, then if addressed to the lessee at 428 Culver Blvd, Playa Del Rey, CA 90293. Any such notice shall be deemed conclusively to have been delivered to the addressee forty-eight hours after the deposit thereof in the U.S. Mail.

HEIRS AND ASSIGNS

        All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, insure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

        In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

        IN WITNESS WHEREOF, the parties have executed this lease on the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

LESSOR(S):  HARRIET MAIZELS            LESSEE: EDWARD A. JOHNSON
DATE:  7/17/97                         DATE: 7/17/97


The publisher strongly recommends that both the lessor and the lessee become familiar with the American with Disabilities Act of 1990, Public Laws 101-336. The Act may impose certain duties and responsibilities upon either or both parties to this lease. These duties and responsibilities may include but not be limited to the removal of certain architectural barriers and ensuring that disabled persons are not denied the opportunity to benefit from the same goods and services as those available to persons without disabilities. Under the Act, prohibition against discrimination applies to any person who is the owner, operator, lessor, or lessee of a place of public accommodation.

                                       ADDENDUM TO LEASE
                                              FOR
                                    2040 S.E. POWELL BLVD.
                                       PORTLAND, OREGON



The following terms and conditions are incorporated into this Lease Agreement:

(21) Lessor at Lessor's sole expense shall:

GENERAL

Wall prep/interior walls
Paint interior walls
Replace damaged ceiling tiles

SPECIFIC

#1      Wall up existing door
#2      Install one (1) kitchen
        25 + 22 single stainless sink w/ Delta faucet in lunch room

#3&#4   Wall added to demise the space

#5      Add a door to match existing

#8      Remove wall to create one large group room

#9      Create dining area; sink & plumbing included in line item #2

        a)     Cabinet upper & lower
        b)     Floor prep and lay vinyl

#10     Remove existing pass through window to create access to adjacent room

#11     Change flooring to vinyl

#12 Move existing awning from west building wall and relocate to this location

#13     Construct new solid wood fence to designate an outdoor break area

        HVAC

        Modifications to the existing HVAC, acceptable to Tenant

ELECTRICAL

Wire in new 200 amp meter, splice into existing circuits as required and refeed into existing 150 amp main breaker panel All circuits which will feed power into the new tenant space will not be fed from this panel. All circuits which feed power into the original tenant area will be fed from the existing 200 amp main breaker panel. Relabel panels. Doesn't include splitting up additional circuits outside the panel. This to be done on a T & M basis.

(22)    First Right of Refusal:

        Lessee shall be granted a first right of refusal to lease the balance of the building (5,000 sq. ft./approx.) under the same terms and conditions Lessor is willing to accept in wiring from another prospective tenant; by notifying Lessor in writing of its intent to do so, within forty-eight (48) hours after receipt from Landlord of the "acceptable proposal to lease". Failure of Lessee to notify Lessor or its written intent to exercise its first right of refusal within this forty-eight
        (48) hours period will result in forfeiture of Lessee's right under this provision hereinafter, for the balance of the lease term.

(23)    Brokers:

        Grubb & Ellis represents the Lessor in this transaction, the Real Estate Investment Group represents the Lessee in the transaction. The Lessor shall pay a real estate fee to Grubb & Ellis, which shall be shared equally with the Real Estate Investment Group in accordance with a separate listing agreement.

                                  GRUBB & ELLIS

                   SALE/LEASE AMERICANS WITH DISABILITIES ACT,
                     HAZARDOUS MATERIALS AND TAX DISCLOSURE

The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for Information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may be in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's and asbestos has been used in components such as fireproofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area the Property may have hazardous or undesirable metals (including lead-based paint), minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic field) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present, and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

Sale, lease and other transactions can have local, state and federal tax consequences for the seller/lossor and/or buyer/tenant. In the event of a sale Internal Revenue Code Section 1445 requires that all buyers of an interest in any real property located in the United States must withhold and pay over to the Internal Revenue Service (IRS) an amount equal to ten percent (10%) of he gross sales price within ten (10) days of the date of the sale unless the buyer can adequately establish that the seller was not a foreigner generally by having the seller sign a Non-Foreign Seller Certificate. Note that depending upon the structure of the transaction, the tax withholding liability could exceed the net cash proceeds to be paid to the seller at closing. Consult your tax and legal advisor. Real estate brokers are not qualified to give legal or tax advice or to determine whether any other person is properly qualified to provide legal or tax advice.

SELLER/LESSOR                             BUYER/TENANT

By:  HARRIET MAIZELS                      By: EDWARD A. JOHNSON


Title:                                    Title: C.E.O.

Date:                                     Date: 7/15/97